Exhibit 10.2

SALE AND CONTRIBUTION AGREEMENT

between

OWL ROCK TECHNOLOGY FINANCE CORP.

as Seller

and

ORTF FUNDING I LLC

as Purchaser

Dated as of November 16, 2021

-i-

TABLE OF CONTENTS

(continued)

Page

SECTION 7.7 Counterparts	15
SECTION 7.8 Non-Petition	16
SECTION 7.9 Transfer of Seller’s Interest	16
SECTION 7.10 Binding Effect; Third-Party Beneficiaries	16
SECTION 7.11 Merger and Integration	16
SECTION 7.12 Headings	16

-ii-

This SALE AND CONTRIBUTION AGREEMENT, dated as of November 16, 2021 (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), between OWL ROCK TECHNOLOGY FINANCE CORP., a Maryland corporation, as seller (in such capacity, the “Seller”) and ORTF FUNDING I LLC, a Delaware limited liability company, as purchaser (in such capacity, the “Purchaser”).

W I T N E S S E T H:

WHEREAS, on and after the Closing Date, the Seller may, from time to time on each Conveyance Date, sell or contribute, transfer, and otherwise convey, to the Purchaser, without recourse except to the extent specifically provided herein, and the Purchaser may, from time to time on each Conveyance Date, purchase or accept a contribution of all right, title and interest of the Seller (whether now owned or hereafter acquired or arising, and wherever located) in and to the Collateral Obligations (as defined below) mutually agreed by the Seller and the Purchaser; and

WHEREAS, it is the Seller’s and the Purchaser’s intention that the conveyance of the Transferred Assets under each assignment agreement and this Agreement is a “true sale” or a “true contribution” for all purposes, such that, upon payment of the purchase price therefor or the making of a contribution, the Transferred Assets will constitute property of the Purchaser from and after the applicable transfer date;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the Purchaser and the Seller as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). All capitalized terms used herein but not defined herein shall have the respective meanings specified in, or incorporated by reference into, the Credit Agreement, dated as of November 16, 2021 (as amended, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), by and among the Purchaser, as borrower, the Lenders party thereto from time to time, Goldman Sachs Bank USA, as administrative agent (in such capacity, the “Administrative Agent”) and as sole lead arranger and syndication agent, State Street Bank and Trust Company, as collateral administrator and collateral agent, and Alter Domus (US) LLC, as collateral custodian.

“Agreement” has the meaning set forth in the preamble hereto.

“Collateral Obligation” has the meaning set forth in the Credit Agreement.

“Convey” means to sell, transfer, assign, contribute, substitute or otherwise convey assets hereunder.

“Conveyance” has the meaning set forth in Section 2.1(a).

“Conveyance Date” has the meaning set forth in Section 2.1(a).

“Excluded Amounts” means (i) any amount that is attributable to the reimbursement of payment by or on behalf of the Seller of any taxes, fee or other charge imposed by any governmental authority on any Collateral Obligation, (ii) any interest or fees (including origination, agency, structuring, management or other up-front fees) that are for the account of the Seller, (iii) any escrows relating to Taxes, insurance and other amounts in connection with Collateral Obligations which are held in an escrow account for the benefit of the obligor and the secured party pursuant to escrow arrangements under the related underlying instruments, (iv) to the extent paid using amounts other than proceeds of the Collateral Obligations and proceeds of Loans, as applicable, any amount paid in respect of reimbursement for expenses owed in respect of any Collateral Obligation pursuant to the related underlying instrument or (v) any amount paid to the Purchaser in error.

“Indorsement” has the meaning specified in Section 8-102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning.

“Purchase Notice” has the meaning set forth in Section 2.1(a).

“Purchase Price” has the meaning set forth in Section 3.1.

“Purchaser” has the meaning set forth in the preamble hereto.

“Seller” has the meaning set forth in the preamble hereto.

“Transferred Asset” means each asset, including any Collateral Obligation, Conveyed by the Seller to the Purchaser hereunder, including with respect to each such asset:

(i) all security interests, liens, guaranties, warranties, letters of credit, accounts, securities accounts, deposit accounts or other bank accounts, mortgages or other encumbrances and property subject thereto from time to time purporting to secure payment of the Transferred Assets together with all UCC financing statements or similar filings relating thereto;

(ii) all claims (including “claims” as defined in paragraph 101(5) of the Bankruptcy Code of the United States), suits, causes of action and any other right of the Seller, whether known or unknown, against the related obligors under the Transferred Assets, or any of their respective Affiliates, agents, representatives, contractors, advisors or any other Person that in any way is based upon, arises out of or is related to any of the foregoing, including, to the extent permitted to be assigned under law, all claims (including contract claims, tort claims, malpractice claims and claims under any law governing the purchase and sale of, or indentures for, securities), suits, causes of action and any other right of the Seller (whether individual or collective) against any attorney, accountant, financial advisor or other Person arising under or in connection with the related underlying instruments;

(iii) all cash, securities or other property, and all setoffs and recoupments, received or effected by or for the account of the Seller under the Transferred Assets (whether for principal, interest, fees, reimbursement obligations or otherwise) after the related settlement date, including all distributions obtained by or through redemption consummation of a plan of reorganization, restructuring, liquidation, or otherwise of any related obligor or the related underlying instruments, and all cash, securities, interest, dividends, and other property that may be exchanged for, or distributed or collected with respect to, any of the foregoing; and

(iv) the underlying instruments with respect to the Transferred Assets;

provided that the foregoing will exclude the Excluded Amounts.

SECTION 1.2 Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC, and not specifically defined herein, are used herein as defined in such Article 9.

SECTION 1.3 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

SECTION 1.4 Interpretation. In this Agreement, unless a contrary intention appears:

(i) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;

(ii) reference to any gender includes each other gender;

(iii) reference to day or days without further qualification means calendar days;

(iv) unless otherwise stated, reference to any time means New York time;

(v) references to “writing” include printing, typing, lithography, electronic or other means of reproducing words in a visible form;

(vi) reference to any agreement (including any Transaction Document or underlying instrument), document or instrument means such agreement, document or instrument as amended, modified, supplemented, replaced, restated, waived or extended and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor;

(vii) reference to any requirement of law means such requirement of law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any requirement of law means that provision of such requirement of law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision; and

(viii) references to “including” mean “including, without limitation”.

SECTION 1.5 References.

All Section references (including references to the Preamble), unless otherwise indicated, shall be to Sections (and the Preamble) in this Agreement.

ARTICLE II

CONVEYANCES OF TRANSFERRED ASSETS

SECTION 2.1 Conveyances.

(a) In the event the Purchaser agrees (in accordance with and subject to the requirements of Section 8.3 of the Credit Agreement) from time to time to acquire one or more Collateral Obligations from the Seller and the Seller agrees to Convey such Collateral Obligations to the Purchaser, the Purchaser shall deliver written notice thereof to the Administrative Agent substantially in the form set forth in Schedule B hereto (each, a “Purchase Notice”), designating the date of the proposed Conveyance (a “Conveyance Date”) and attaching a supplement to Schedule A identifying the Collateral Obligations proposed to be Conveyed and the Purchase Price with respect to such Conveyance. On the terms and subject to the conditions set forth in this Agreement and the Credit Agreement, the Seller shall Convey to the Purchaser without recourse (except to the extent specifically provided herein), and the Purchaser shall accept such Conveyance, on the applicable Conveyance Date (each such Conveyance being herein called a “Conveyance”), all of the Seller’s right, title and interest (whether now owned or hereafter acquired or arising, and wherever located) in and to each Collateral Obligation then reported by the Seller on the Schedule A attached to the related Purchase Notice, together with all related Transferred Assets. For the avoidance of doubt, Schedule A, when delivered in accordance with the terms hereof, shall automatically be deemed to update any previously delivered Schedule A without the need for action or consent on the part of any Person.

(b) It is the express intent of the Seller and the Purchaser that each Conveyance of Transferred Assets by the Seller to the Purchaser pursuant to this Agreement be construed as an absolute sale and/or contribution of such Transferred Assets by the Seller to the Purchaser providing Purchaser with the full risks and benefits of ownership of the Transferred Assets. Further, it is not the intention of the Seller and the Purchaser that any Conveyance be deemed a grant of a security interest in the Transferred Assets by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, to protect the Purchaser’s rights in the event that, notwithstanding the intent of the parties expressed herein, the Conveyances hereunder are characterized as secured financings and not as sales and/or contributions, the Seller hereby grants to the Purchaser, a first priority security interest in, to and under all of the Seller’s right, title and interest in, to and under, whether now owned or hereafter acquired, such Transferred Assets and all proceeds of the foregoing to secure an obligation of the Seller to pay over and transfer to the

Purchaser any and all distributions received by the Seller (other than Excluded Amounts) in relation to the Transferred Assets from time to time, whether in cash or in kind, so that the Purchaser will receive all distributions under, proceeds of and benefits of ownership of the Transferred Assets. If the Conveyances hereunder shall be characterized as secured financings and not as sales and/or contributions, the Purchaser and its assignees shall have, with respect to such Transferred Assets and other related rights, in addition to all the other rights and remedies available to the Purchaser and its assignees hereunder and under the underlying instruments, all the rights and remedies of a secured party under any applicable UCC.

(c) The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Transferred Assets to secure a debt or other obligation, such security interest would be deemed to be a first priority perfected security interest in favor of the Purchaser under applicable law and will be maintained as such throughout the term of this Agreement. The Seller represents and warrants that the Transferred Assets are being transferred with the intention of removing them from the Seller’s estate pursuant to Section 541 of the Bankruptcy Code. The Purchaser assumes all risk relating to nonpayment or failure by the obligors to make any distributions owed by them under the Transferred Assets. Except with respect to the representations, warranties and covenants expressly stated in this Agreement, the Seller assigns each Transferred Asset “as is,” and makes no covenants, representations or warranties regarding the Transferred Assets.

(d) In connection with this Agreement, the Seller agrees to file (or cause to be filed) on or prior to the Closing Date, at its own expense, a financing statement or statements with respect to the Transferred Assets Conveyed by the Seller hereunder from time to time meeting the requirements of applicable state law in the jurisdiction of the Seller’s organization to perfect and protect the interests of the Purchaser created hereby under the UCC against all creditors of, and purchasers from, the Seller, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to the Purchaser as soon as reasonably practicable after its receipt thereof and to keep such financing statements effective at all times during the term of this Agreement.

(e) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take all actions as may be reasonably necessary or as the Purchaser may request, in order to perfect or protect the interest of the Purchaser in the Transferred Assets Conveyed hereunder or to enable the Purchaser to exercise or enforce any of its rights hereunder. Without limiting the foregoing, the Seller will, in order to accurately reflect the Conveyances contemplated by this Agreement, execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant hereto) or other documents or instruments as may be requested by the Purchaser and mark its records noting the Conveyance to the Purchaser of the Transferred Assets. The Seller hereby authorizes the Purchaser to file and, to the fullest extent permitted by applicable law the Purchaser shall be permitted to sign (if necessary) and file, initial financing statements, continuation statements and amendments thereto and assignments thereof without further acts of the Seller; provided that the description of collateral contained in such financing statements shall be limited to only Transferred Assets. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.

(f) Each of the Seller and the Purchaser agree that prior to the time of Conveyance of any Collateral Obligation hereunder, the Purchaser has no rights to or claim of benefit from any Collateral Obligation (or any interest therein) owned by the Seller.

(g) The Transferred Assets acquired, transferred to and assumed by the Purchaser from the Seller shall include the Seller’s entitlement to any surplus or responsibility for any deficiency that, in either case, arises under, out of, in connection with, or as a result of, the foreclosure upon or acceleration of any such Transferred Assets (other than Excluded Amounts).

SECTION 2.2 Indemnification. The Seller shall indemnify the Purchaser and its successors, transferees, and assigns (including each Secured Party) (each of the foregoing Persons being individually called an “Indemnified Party”) against, and hold each Indemnified Party harmless from, any and all costs, losses, claims, damages, liabilities and related expenses (including the reasonable and documented out-of- pocket fees, charges and disbursements of any outside counsel for any Indemnitee) (all of the foregoing being collectively called “Indemnified Amounts”) incurred by any Indemnified Party or awarded against any Indemnified Party by any Person (including the Seller) other than such Indemnified Party arising out of any material breach by the Seller of any of its obligations hereunder or arising as a result of the failure of any representation or warranty of the Seller herein to be true and correct in all material respects on the date such representation or warranty was made; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Indemnified Amounts (w) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, fraud, bad faith or willful misconduct of such Indemnified Party or its reckless disregard of its duties hereunder or any Transaction Document, (x) result from a claim brought by the Seller against an Indemnified Party for breach in bad faith of such Indemnified Party’s obligations hereunder or under any other Transaction Document, if the Seller has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, (y) include any punitive, indirect, consequential, special damages, lost profits or other similar damages or (z) constitute Collateral Obligations which are uncollectible due to the financial inability to pay of any obligor on a Transferred Asset. If the Seller has made any payment pursuant to this Section 2.2 and the recipient thereof later collects any payments from others (including insurance companies) in respect of such amounts or is found in a final and nonappealable judgment by a court of competent jurisdiction not to be entitled to such indemnification, then the recipient agrees that it shall promptly repay to the Seller such amounts collected.

SECTION 2.3 Assignments. The Seller and the Purchaser acknowledge and agree that, solely for administrative convenience, any transfer document or assignment agreement required to be executed and delivered in connection with the transfer of a Transferred Asset in accordance with the terms of the related underlying instruments may reflect that (i) the Seller (or any Affiliate or third party from whom the Seller or the applicable Affiliate may purchase Transferred Asset) is assigning such Transferred Asset directly to the Purchaser or (ii) the Purchaser is acquiring such Transferred Asset at the closing of such Transferred Asset.

SECTION 2.4 Actions Pending Completion of Conveyance.

(a) Pending the receipt of any required consents to, and the effectiveness of, the sale of each of the Collateral Obligations from the Seller to the Purchaser in accordance with the applicable underlying instrument, the Seller hereby sells to the Purchaser a 100% participation in such Collateral Obligation and its related right, title and interest (each, a “Participation”). The Participations will not include any rights that are not permitted to be participated pursuant to the terms of the underlying instruments. Such sale of the Participations shall be without recourse to the Seller (including, without limitation, with regard to collectability), except as otherwise expressly provided in the representations and warranties set forth in Article IV hereof, and shall constitute an absolute sale of each such Participation. Each of the Participations has the following characteristics: (i) the Participation represents an undivided participating interest in 100% of the underlying Collateral Obligation and its proceeds (including Collections); (ii) the Seller does not provide any guaranty of payments to the holder of the Participation or other form of recourse (except as otherwise expressly provided in the representations and warranties set forth in Article IV hereof) or credit support; and (iii) the Participation represents a pass through of all of the payments made on the Collateral Obligation (including the Collections) and will last for the same length of time as such Collateral Obligation except that each Participation will terminate automatically upon the settlement of the assignment of the underlying right, title and interest.

(b) Each party hereto shall use commercially reasonable efforts to, as soon as reasonably practicable after the Conveyance Date cause the Buyer to become a lender under the underlying instrument with respect to the Seller’s interest in each Transferred Asset and take such action as shall be mutually agreeable in connection therewith and in accordance with the terms and conditions of the underlying instrument and consistent with the terms of this Agreement.

(c) Pending completion of the assignment of the Seller’s interest in each Transferred Asset in accordance with the applicable underlying instruments, to the extent feasible under applicable law, the Seller shall comply with any written instructions provided to the Seller by or on behalf of the Purchaser with respect to voting rights to be exercised by holders of such Transferred Assets and shall refrain from taking any action with respect to the Collateral Obligation other than as instructed by the Purchaser, other than with respect to any voting rights that are not permitted to be participated pursuant to the terms of the applicable underlying instrument (and such restrictions, requirements or prohibitions are hereby incorporated by reference as if set forth herein).

ARTICLE III

CONSIDERATION AND PAYMENT; REPORTING

SECTION 3.1 Purchase Price. The purchase price (the “Purchase Price”) for the Transferred Assets Conveyed on each Conveyance Date shall be a dollar amount equal to the fair market value in accordance with Section 8.3 of the Credit Agreement (as agreed upon between the Seller and the Purchaser at the time of such Conveyance) of such Transferred Assets Conveyed as of such date.

SECTION 3.2 Payment of Purchase Price. The Purchase Price, along with any fees from origination of the applicable Collateral Obligation, for the Transferred Assets Conveyed shall be paid on the related Conveyance Date (a) by payment in cash in immediately available funds and/or (b) to the extent not paid in cash, as a capital contribution by the Seller to the Purchaser. The applicable Purchase Notice shall specify the portions of the Purchase Price to be paid in cash and as a contribution.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.1 Seller’s Representations and Warranties. The Seller represents and warrants to the Purchaser as of the Closing Date and as of each Conveyance Date:

(a) Existence, Qualification and Power. The Seller (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Transaction Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

(b) Authorization; No Contravention. The execution, delivery and performance of the Seller and the consummation of the transactions contemplated by this Agreement do not and will not (a) violate (1) any provision of any law or any governmental rule or regulation applicable to it, (2) any of its Organizational Documents or (3) any order, judgment or decree of any court or other agency of government binding on it or its properties (except where the violation could not reasonably be expected to have a Material Adverse Effect); (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any of its contractual obligation (except where the violation could not reasonably be expected to have a Material Adverse Effect); (c) result in or require the creation or imposition of any Lien upon any of its properties or assets (other than any Liens created under any of the Transaction Documents in favor of Collateral Agent for the benefit of the Secured Parties); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any contractual obligation.

(c) Governmental Authorization; Other Consents. The execution, delivery and performance by the Seller and the consummation of the transactions contemplated by this Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority, except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing and/or recordation, as of the Initial Credit Date.

(d) No Adverse Proceeding; Title. There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. The Seller is not (a) in violation of any applicable laws that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (b) subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(e) Good and Marketable Title. The Seller owns and has good and marketable title to the Transferred Assets Conveyed to the Purchaser on the applicable Conveyance Date, free and clear of any lien (other than the liens in favor of the Purchaser and the Secured Parties pursuant to the Transaction Documents and inchoate liens arising by operation of law, Permitted Liens or any lien that will be released prior to or contemporaneously with the applicable Conveyance).

(f) Backup Security Interest. In the event that, notwithstanding the intent of the parties, the Conveyances hereunder shall be characterized as loans and not as sales and/or contributions, then:

(i) this Agreement creates a valid and continuing lien and security interest on the Seller’s right, title and interest in and to the Transferred Assets in favor of the Purchaser and the Administrative Agent, as assignee, for the benefit of the Secured Parties, which security interest is validly perfected under Article 9 of the UCC (to the extent such security interest may be perfected by filing a UCC financing statement under such article), and is enforceable as such against creditors of and purchasers from the Seller;

(ii) the Transferred Assets are comprised of interests in instruments, security entitlements, general intangibles, accounts, certificated securities, uncertificated securities, securities accounts, deposit accounts, supporting obligations, insurance, investment property and proceeds (each as defined in the UCC) and such other categories of collateral under the UCC as to which the Seller has complied with its obligations as set forth herein;

(iii) the Seller has received all consents and approvals required by the terms of any Collateral Obligation to the sale and granting of a security interest in the Collateral Obligations hereunder to the Purchaser and the Collateral Agent, as assignee on behalf of the Secured Parties; the Seller has taken all necessary steps to file or authorize the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in that portion of the Transferred Assets in which a security interest may be perfected by filing pursuant to Article 9 of the UCC as in effect in Maryland;

(iv) none of the underlying promissory notes that constitute or evidence the Collateral Obligations has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Purchaser and the Collateral Agent, as assignee on behalf of the Secured Parties;

(v) with respect to a Transferred Asset that constitutes a Certificated Security, such certificated security has been delivered to the Collateral Administrator or, will be delivered to the Collateral Administrator and, if in registered form, has been specially Indorsed (within the meaning of the UCC) to the Collateral Administrator or in blank by an effective Indorsement or has been registered in the name of the Collateral Administrator upon original issue or registration of transfer by the Seller of such

Certificated Security, in each case, promptly upon receipt; provided that any file-stamped document, promissory note and certificates relating to any Collateral Obligation shall be delivered as soon as they are reasonably available; and in the case of an uncertificated security, by (A) causing the Collateral Administrator to become the registered owner of such uncertificated security and (B) causing such registration to remain effective.

(g) Fair Consideration; No Avoidance for Collateral Obligation Payments. With respect to each Transferred Asset sold or contributed hereunder, the Seller sold or contributed such Transferred Asset to the Purchaser in exchange for payment, made in accordance with the provisions of this Agreement, in an amount which constitutes fair consideration and reasonably equivalent value. Each such Conveyance referred to in the preceding sentence shall not have been made for or on account of an antecedent debt owed by the Seller to the Purchaser and, accordingly, no such sale is or may be voidable or subject to avoidance under the Bankruptcy Code and the rules and regulations thereunder.

(h) Adequate Capitalization; No Insolvency. As of such date it is, and after giving effect to any Conveyance it will be, solvent and it is not entering into this Agreement or any other Transaction Document or consummating any transaction contemplated hereby or thereby with any intent to hinder, delay or defraud any of its creditors.

(i) True Sale or True Contribution. Each Transferred Asset sold or contributed hereunder shall have been sold or contributed by the Seller to the Purchaser in a “true sale” or a “true contribution.”

(j) True and Complete Information. No report, financial statement, certificate or other information (other than projections, forward-looking information, general economic data, industry information or information relating to third parties) furnished in writing by the Seller to the Purchaser in connection with the transactions contemplated hereby or delivered hereunder (in each case, as modified or supplemented by other information so furnished) contains as of their date any material misstatement of fact or omits to state any material fact necessary to make the statements therein, when taken as a whole in the light of the circumstances under which they were made, not misleading in any material respect, in each case as of the date so furnished (or, in the case of certificates, notices, reports, financial statements or similar information or records, the stated date thereof); provided that solely with respect to written or electronic information furnished by the Seller which was provided to the Seller from a third party, such information need only be true and correct in all material respects to the knowledge of the Seller.

(k) Transferred Assets. The information contained in Schedule A is true, correct and complete in all material respects as of each such Conveyance Date.

(l) Price of Collateral Obligations. The Purchase Price for each Collateral Obligation Conveyed by the Seller to the Purchaser hereunder represents the fair market value of such Collateral Obligation as of the time of Conveyance hereunder, as may have changed from the time the applicable Collateral Obligation was originally acquired by the Seller.

(m) Notice to Agents and Obligors. The Seller will direct any agent, administrative agent or obligor for any Collateral Obligation included in the Transferred Assets to remit all payments and collections with respect to such Collateral Obligation directly to the Interest Collection Account or the Principal Collection Account.

(n) Collections. The Seller acknowledges that all Proceeds received by it or its Affiliates with respect to the Transferred Assets (other than Excluded Amounts) (the “Collections”) Conveyed to the Purchaser are held and shall be held in trust for the benefit of the Purchaser and its assignees until deposited into the Interest Collection Account or the Principal Collection Account. The Seller promptly shall remit to the Purchaser or the Purchaser’s designee any payment or any other sums relating to, or otherwise payable on account of, the Transferred Assets (other than Excluded Amounts) that the Seller receives after the applicable Conveyance Date.

SECTION 4.2 Reaffirmation of Representations and Warranties by the Seller; Notice of Breach. On the Closing Date and on each Conveyance Date, the Seller, by accepting the proceeds of the related Conveyance, shall be deemed to have certified that all representations and warranties described in Section 4.1 are true and correct in all material respects on and as of such day as though made on and as of such day (or if specifically referring to an earlier date, as of such earlier date). The representations and warranties set forth in Section 4.1 shall survive (i) the Conveyance of the Transferred Assets to the Purchaser, (ii) the termination of the rights and obligations of the Purchaser and the Seller under this Agreement and (iii) the termination of the rights and obligations of the Purchaser under the Credit Agreement. Upon discovery by an Authorized Officer of the Purchaser or the Seller of a breach of any of the foregoing representations and warranties in any material respect, the party discovering such breach shall give prompt written notice to the other and to the Administrative Agent.

ARTICLE V

COVENANTS OF THE SELLER

SECTION 5.1 Covenants of the Seller. The Seller hereby covenants and agrees with the Purchaser that, from the date hereof until the termination of this Agreement, unless the Purchaser otherwise consents in writing:

(a) Deposit of Collections. The Seller shall transfer, or cause to be transferred, all Proceeds (if any) it receives in respect of the Collateral Obligations (other than Excluded Amounts) to the Interest Collection Account or the Principal Collection Account by the close of business on the second Business Day following the date such Proceeds are received by the Seller.

(b) Books and Records. The Seller shall maintain proper books of record and account of the transactions contemplated hereby, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions contemplated hereunder.

(c) Accounting of Purchases. Other than for consolidated accounting purposes, the Seller will not account for or treat the transactions contemplated hereby in any manner other than as a sale or contribution of the Transferred Assets by the Seller to the Purchaser; provided that solely for federal income tax reporting purposes, the Purchaser is treated as a “disregarded entity” and, therefore, the Conveyance of Transferred Assets by the Seller to the Purchaser hereunder will not be recognized.

(d) Liens. The Seller shall not create, incur, assume or permit to exist any Lien on or with respect to any of its rights under any of the Transaction Documents or on or with respect to any of its rights in the Transferred Assets (other than the liens in favor of the Purchaser and the Secured Parties pursuant to the Transaction Documents, Permitted Liens and any lien that will be released prior to or contemporaneously with the applicable Conveyance). For the avoidance of doubt, this Section 5.1(d) shall not apply to any property retained by the Seller and not Conveyed or purported to be Conveyed hereunder.

(e) Change of Name. Etc. The Seller shall not change its name, or name under which it does business, in any manner that would make any financing statement or continuation statement filed by the Seller or Purchaser pursuant hereto (or by the Administrative Agent on behalf of the Seller or Purchaser) or change its jurisdiction of organization, unless the Seller shall have given the Purchaser at least 30 days prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.

(f) Sale Characterization. The Seller shall not make statements or disclosures, or treat the transactions contemplated by this Agreement (other than for consolidated accounting purposes) in any manner other than as a true sale, contribution or absolute assignment of the title to and sole record and beneficial ownership interest of the Transferred Assets Conveyed or purported to be Conveyed hereunder; provided that the Seller may consolidate the Purchaser and/or its properties and other assets for accounting purposes in accordance with GAAP if any consolidated financial statements of the Seller contain footnotes that the Transferred Assets have been sold or contributed to the Purchaser.

(g) Commingling. The Seller shall not, and shall not permit any of its Affiliates to, deposit or permit the deposit of any funds that do not constitute Proceeds of any Collateral Obligations into the Interest Collection Account or the Principal Collection Account.

(h) Expenses. The Seller shall pay its operating expenses and liabilities from its own assets.

(i) SPE Covenant. The Seller shall not take any action that would cause a violation of Section 5.3 of the Credit Agreement by the Purchaser.

SECTION 5.2 Covenant of the Purchaser. The Purchaser hereby covenants and agrees with the Seller that, from the date hereof until the termination of this Agreement, unless the Seller otherwise consents in writing, the Purchaser shall comply with Section 9(c) of the Purchaser’s amended and restated limited liability company agreement dated as of November 16, 2021.

ARTICLE VI

CONDITIONS PRECEDENT

SECTION 6.1 Conditions Precedent. The obligations of the Purchaser to pay the Purchase Price for the Transferred Assets sold on the Closing Date and any other Conveyance Date shall be subject to the satisfaction of the following conditions:

(a) All representations and warranties of the Seller contained in this Agreement shall be (I) to the extent already qualified with respect to “material” matters or “Material Adverse Effect”, shall be true and correct on and as of such date and (II) to the extent not already qualified with respect to “material” matters or “Material Adverse Effect”, shall be true and correct in all material respects on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct (in all material respects or as so qualified, as applicable) as of such earlier date;

(b) The Seller shall have performed in all material respects all other obligations required to be performed by it pursuant to the provisions of this Agreement, the underlying instruments and the other Transaction Documents to which it is a party as of such date; and

(c) All organizational and legal proceedings, and all instruments in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser shall have received from the Seller copies of all documents (including records of corporate proceedings) relevant to the transactions herein contemplated as the Purchaser may reasonably have requested.

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.1 Amendments, Etc. This Agreement and the rights and obligations of the parties hereunder may not be amended, supplemented, waived or otherwise modified except in an instrument in writing signed by the Purchaser and the Seller. Any reconveyance executed in accordance with the provisions hereof shall not be considered an amendment or modification to this Agreement.

SECTION 7.2 Governing Law: Submission to Jurisdiction; Waiver of Jury Trial.

(a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

(b) SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE (SUBJECT TO CLAUSE (E) BELOW) JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 7.3; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT THE AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY TRANSACTION DOCUMENT OR AGAINST ANY COLLATERAL OR THE ENFORCEMENT OF ANY JUDGMENT, AND HEREBY SUBMITS TO THE JURISDICTION OF, AND CONSENTS TO VENUE IN, ANY SUCH COURT.

(c) EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR THE PURCHASER/SELLER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 7.2 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

SECTION 7.3 Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including electronic communication) and shall be personally delivered or sent by certified or registered mail (return receipt requested), by overnight delivery service (with all charges paid), by electronic mail (“e-mail”) or by hand delivery, to the intended party at the address of such party set forth below:

(a) in the case of the Purchaser, as provided under the Credit Agreement;

(b) in the case of the Seller, as provided under the Credit Agreement.

(in each case, with a copy to the Administrative Agent at the address for notice provided under the Credit Agreement)

All such notices and communications shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid and (c) if transmitted by facsimile or email, when received.

SECTION 7.4 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 7.5 Further Assurances. The Purchaser and the Seller each agree that at any time and from time to time, at its expense and upon reasonable request of the Administrative Agent, it shall promptly execute and deliver all further instruments and documents, and take all reasonable further action, that is necessary or desirable to perfect and protect the Conveyances and security interests granted or purported to be granted by this Agreement or to enable the Administrative Agent or any of the Secured Parties to exercise and enforce its rights and remedies under this Agreement with respect to any Transferred Assets.

SECTION 7.6 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Purchaser, the Seller or the Administrative Agent, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

SECTION 7.7 Counterparts. This Agreement may be executed in two or more counterparts including telecopy transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement. The parties agree that this Agreement may be electronically signed and that such electronic signatures appearing on the Agreement are the same as handwritten signatures for purposes of validity, enforceability and admissibility.

SECTION 7.8 Non-Petition. The Seller covenants and agrees that, prior to the date that is one year and one day (or, if longer, any applicable preference period) after the payment in full of all Obligations (other than contingent reimbursement and indemnification obligations which are unknown, unmatured and for which no claim has been made), no party hereto shall institute against, or join any other Person in instituting against, the Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under any federal, state or foreign bankruptcy or similar law.

SECTION 7.9 Transfer of Seller’s Interest. With respect to each transfer of a Transferred Asset on any Conveyance Date, (i) the Purchaser shall, as to each Transferred Asset, be a party to the relevant underlying instruments and have the rights and obligations of a lender thereunder, and (ii) the Seller shall, to the extent provided in this Agreement, and the applicable underlying instruments, relinquish its rights and be released from its obligations, as to each Transferred Asset. The obligors or agents on the Transferred Asset were or will be notified of the transfer of the Transferred Asset to the Purchaser to the extent required under the applicable underlying instruments. The Collateral Administrator will have possession of the related underlying instrument (including the underlying promissory notes, if any).

SECTION 7.10 Binding Effect; Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Collateral Agent, for the benefit of the Secured Parties, is intended by the parties hereto to be an express third-party beneficiary of this Agreement.

SECTION 7.11 Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the other Transaction Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the other Transaction Documents.

SECTION 7.12 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Purchaser and the Seller each have caused this Sale and Contribution Agreement to be duly executed by their respective officers as of the day and year first above written.

OWL ROCK TECHNOLOGY FINANCE CORP.,
as Seller

By:
Name:
Title:

ORTF FUNDING I LLC,
as Purchaser

By:
Name:
Title:

[Signature Page to Parent Sale and Contribution Agreement]

Schedule A

SCHEDULE OF COLLATERAL OBLIGATIONS

[see attached]

Schedule B

FORM OF PURCHASE NOTICE

[Date]

To:	Goldman Sachs Bank USA

[    ]

[    ]

Attention: [    ]

Re:	Purchase Notice for Conveyance

Date of , 20

Ladies and Gentlemen:

This Purchase Notice is delivered to you pursuant to Section 2.1(a) of the Sale and Contribution Agreement, dated as of November 16, 2021 (together with all amendments, if any, from time to time made thereto, the “Sale Agreement”), between ORTF Funding I LLC, as purchaser (the “Purchaser”), and Owl Rock Technology Finance Corp., as seller (the “Seller”). Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Sale Agreement.

In accordance with Section 2.1(a) of the Sale Agreement, the Seller hereby offers to Convey to the Purchaser [as a sale for cash for a Purchase Price of $         ] [and] [as a capital contribution in the amount of $            ] on the above-referenced Conveyance Date pursuant to the terms and conditions of the Sale Agreement the Collateral Obligations listed on Schedule A hereto, together with all proceeds of the foregoing.

Please wire the cash portion of the Purchase Price to the Seller pursuant to the wiring instructions included at the end of this letter.

The Seller certifies that the conditions described in Section 6.1 of the Sale Agreement have been satisfied with respect to such Conveyance.

The Seller agrees that if prior to the Conveyance Date any matter certified to herein by it will not be true and correct in all material respects at such time as if then made, it will promptly so notify the Purchaser and the Administrative Agent. Except to the extent, if any, that prior to the Conveyance Date the Purchaser shall receive written notice to the contrary from the Seller, each matter certified to herein shall be deemed once again to be certified by the Seller as true and correct in all material respects at the Conveyance Date as if then made.

The Seller has caused this Purchase Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this day of                 , 20__.

Very truly yours,

OWL ROCK TECHNOLOGY FINANCE CORP.

By:
Name:
Title:

Wire Instructions

Bank: ABA: Account

Name: Account

Number:

For further credit to account: